UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
January 11, 2023
(Date of the earliest event reported)
Simulations Plus, Inc.
(Exact name of registrant as specified in its charter)

California	001-32046	95-4595609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42505 10th Street West, Lancaster, California 93534-7059
(Address of principal executive offices) (Zip Code)
661-723-7723
Registrant's telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14z-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLP	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On January 11, 2023, Simulations Plus, Inc., a California corporation (the “Company”), entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”) to repurchase an aggregate of $20 million of the Company’s outstanding common shares. The ASR Agreement was executed as part of the Company’s existing $50 million share repurchase program, as previously disclosed in that Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 4, 2023.

Pursuant to the terms of the ASR Agreement, the Company will make an initial payment of $20 million to Morgan Stanley and will receive an initial delivery of 408,685 shares of Company common stock. The final number of shares to be repurchased will be based on the volume-weighted average price of the Company’s common stock during the term of the ASR Agreement, less a discount and subject to adjustments. At final settlement, under certain circumstances, Morgan Stanley may be required to deliver to the Company additional shares of the Company’s common stock, or the Company may be required to deliver to Morgan Stanley additional shares of the Company’s common stock (or, at the Company’s election, to make a cash payment to Morgan Stanley). The final settlement is expected to be completed during or prior to the third quarter of fiscal 2023. The Company will fund repurchases under the ASR Agreement using available cash balances.

The ASR Agreement contains the principal terms and provisions governing the transaction, including, but not limited to, the mechanism used to determine the number of shares that will be delivered, the required timing of delivery of the shares, the circumstances under which Morgan Stanley is permitted to make adjustments to valuation and calculation periods and various acknowledgments, representations and warranties made by the Company and Morgan Stanley to one another.

The foregoing summary of the ASR Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Confirmation for Fixed Dollar Accelerated Share Repurchase Transaction by and between the parties, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated in this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On January 11, 2023, the Company issued a press release announcing execution of the ASR Agreement. The press release is furnished as Exhibit 99.1 to this Report.

In accordance with General Instructions B.2 of Form 8-K, the information in this Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Report.
CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Report, including the disclosures set forth herein and Exhibit 99.1 attached hereto, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms “anticipates,” “expects,” “estimates,” “believes” and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements.

Forward-looking statements in this Report or reports hereafter furnished, including in other publicly available documents filed with the Commission, to the Company’s stockholders and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management’s best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

10.1^	Confirmation for Fixed Dollar Accelerated Share Repurchase Transaction, dated as of January 11, 2023, by and between Simulations Plus, Inc. and Morgan Stanley & Co. LLC.
99.1	Press release issued on January 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

^	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: January 11, 2023	By: /s/ Will Frederick
Will Frederick
Chief Financial Officer
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